                                                                    EXHIBIT 12.1

                      HEALTH CARE PROPERTY INVESTORS, INC.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      (Amounts in thousands, except ratios)


                                                                                                                       Three Months
                                                                    Year Ended December 31,                                Ended
                                             ------------------------------------------------------------------------      March
                                                  1993           1994          1995           1996           1997          1998
                                             --------------  ------------  ------------  --------------  ------------  ------------
Fixed Charges:
  Interest Expense........................          19,728         20,133       19,339           26,401        28,592         7,617
  Capitalized Interest....................             932            332          594            1,017         1,469           450
  Pro-Rata Share of Unconsolidated
   Partnerships' Fixed Charges............           1,207          1,404        1,442              737           850           209
  Amortization of debt expense, debt
   discounts and interest factor in rental
   expense................................             771            767          985              949         1,033           248
                                             -------------  -------------  -----------  ---------------  ------------  ------------
  Total...................................          22,638         22,636       22,360           29,104        31,944         8,524
                                             =============  =============  ===========  ===============  ============  ============

Earnings:
  Income from Operations..................          47,506         53,562       60,395           64,017        66,446        18,626
  Add Back Fixed Charges..................          22,638         22,636       22,360           29,104        31,944         8,524
  Less Capitalized Interest...............            (932)          (332)        (594)          (1,017)       (1,469)         (450)
                                             -------------  -------------  -----------  ---------------  ------------  ------------
  Total...................................          69,212         75,866       82,161           92,104        96,921        26,700
                                             =============  =============  ===========  ===============  ============  ============
Ratio of Earnings to Fixed Charges........            3.06           3.35         3.67             3.16          3.03          3.13
                                             =============  =============  ===========  ===============  ============  ============


                                                                                                                       Three Months
                                                                            Year Ended December 31,                        Ended
                                             ------------------------------------------------------------------------      March
                                                  1993           1994          1995           1996           1997          1998
                                             --------------  ------------  ------------  --------------  ------------  ------------
Fixed Charges:
  Interest Expense.........................         19,728         20,133       19,339           26,401        28,592         7,617
  Capitalized Interest.....................            932            332          594            1,017         1,469           450
  Pro-Rata Share of Unconsolidated
   Partnerships' Fixed Charges.............          1,207          1,404        1,442              737           850           209
  Preferred Stock Dividend*................                                                                     1,247         1,181
  Amortization of debt expense, debt
   discounts and interest factor in rental
   expense.................................            771            767          985              949         1,033           248
                                             -------------  -------------  -----------  ---------------  ------------  ------------
  Total....................................         22,638         22,636       22,360           29,104        33,191         9,705
                                             =============  =============  ===========  ===============  ============  ============

Earnings:
  Income from Operations...................         47,506         53,562       60,395           64,017        66,446        18,626
  Add Back Fixed Charges, Excluding
   Preferred Stock Dividend................         22,638         22,636       22,360           29,104        31,944         8,524
  Less Capitalized Interest................           (932)          (332)        (594)          (1,017)       (1,469)         (450)
                                             -------------  -------------  -----------  ---------------  ------------  ------------
  Total....................................         69,212         75,866       82,161           92,104        96,921        26,700
                                             =============  =============  ===========  ===============  ============  ============
Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends.............           3.06           3.35         3.67             3.16          2.92          2.75
                                             =============  =============  ===========  ===============  ============  ============


* 7.875% Preferred Stock issued 9/26/97.